UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 21, 2014

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

The name and address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Wisconsin Energy Corporation held a special meeting of stockholders on November 21, 2014.  At the meeting, the stockholders voted on the following proposals with the following results:

Proposal 1 — To approve the issuance of common stock of Wisconsin Energy as contemplated by the Agreement and Plan of Merger by and among Wisconsin Energy and Integrys Energy Group, Inc., dated June 22, 2014, as it may be amended from time to time (the “Share Issuance Proposal”).

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
165,281,571	2,669,427	1,495,171	0

Proposal 2 — To approve an amendment to Wisconsin Energy’s restated articles of incorporation to change the name of Wisconsin Energy from “Wisconsin Energy Corporation” to “WEC Energy Group, Inc.”

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
165,234,127	3,105,900	1,106,142	0

Because there were sufficient votes to approve the Share Issuance Proposal, the vote on the proposal to adjourn the special meeting, if necessary or appropriate, to permit further solicitation of proxies in the event that there were not sufficient votes at the time of the special meeting to approve the Share Issuance Proposal, was not called.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: November 21, 2014	Stephen P. Dickson — Vice President and Controller